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                                                                    Exhibit 10.9


                            INDEMNIFICATION AGREEMENT

     This Agreement is made this 1st day of June, 1993, by and between Microsoft Corporation, a Delaware corporation (the "Company") and ______________ ("Indemnitee"), a director and/or executive officer of the Company and William
G. Reed, Jr. (the initial "Beneficiaries' Representative").

     WHEREAS, there is a general awareness that competent and experienced persons are becoming more reluctant to serve as directors or executive officers of publicly-held corporations unless they are protected by comprehensive policies of insurance or indemnification, due to the increasing number of lawsuits against such corporations and their directors and officers, the attendant expense of defending against such lawsuits, and the exposure of such directors and officers to unreasonably high damages;

     WHEREAS, present laws and interpretations are frequently too uncertain to provide such officers and directors with adequate, reliable knowledge of the legal risks to which they may be exposed as a result of serving the corporation;

     WHEREAS, the Board of Directors has concluded that its directors and executive officers should be provided with protection against such risks in order to insure that the most capable persons will be attracted to such positions; and, therefore, has determined to contractually obligate itself to indemnify in a reasonable manner its directors and executive

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officers and to assume for itself the liability for expenses and damages in connection with claims lodged against its directors and executive officers as a result of their service to the Company.

     WHEREAS, applicable law empowers corporations to indemnify persons serving as a director, officer, employee, or agent of the corporation or a person who serves at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, and further empowers a corporation to purchase and maintain insurance (on behalf of such persons) against liability which may be asserted against Indemnitee or incurred by Indemnitee in any such capacity, or arising out of Indemnitee's status as such, whether or not the corporation would have the power to indemnify against such liability under the provisions of said laws;

     WHEREAS, the Board of Directors has concluded that, due to the high cost and other negative features of the coverage under presently available directors and officers liability insurance, at this time it would not be in the best interest of its shareholders for the Company to purchase and maintain such insurance in the amounts customarily held by similar corporations and that its shareholders' interest would be better served by contracting to indemnify its executive officers and directors thereby reasonably self-insuring against such potential liabilities;

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     WHEREAS, the Company desires to have Indemnitee serve or continue to serve as a director or executive officer of the Company free from undue concern for damages by reason of Indemnitee being a director and/or executive officer of the Company or by reason of his or her decision or actions on its behalf, and Indemnitee is willing to serve, or to continue to serve, only if he or she is furnished the indemnity provided for hereinafter in one or more of such capacities; and

     WHEREAS, the parties believe it appropriate to memorialize and reaffirm the Company's indemnification obligations to Indemnitee and, in addition, to set forth the agreements contained herein.

     NOW, THEREFORE, in consideration of the promises, conditions, representations, and warranties set forth herein, including the Indemnitee's continued service to the Company, the Company and Indemnitee hereby agree as follows:

     1. Definitions. The following terms, as used herein, shall have the following respective meanings:

     "Beneficiary" or "Beneficiaries" means an officer or director of the Company who qualifies as a Beneficiary under Section 1.1 of the Trust Agreement.

     "Beneficiaries' Representative" means a non-employee director of the Company, or other individual selected in accordance with the procedures set forth in Section 1.4 of the Trust Agreement.

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     "Claim or Claims" includes without limitation any threatened, pending, or completed action, suit, or proceeding whether civil, derivative, criminal, administrative, investigative, or otherwise, and includes any Claims by or in the right of the Company.

     "Covered Amount" means Loss and Expenses which, in type or amount, are not insured under any D&O Insurance.

     "Covered Act" means any act or omission (including without limitation any breach of duty, neglect, error, misstatement, misleading statement, or otherwise, or appearing as or preparing to be a witness) by Indemnitee, and any Claim against Indemnitee, by reason of the fact that Indemnitee is or was a director or officer of the Company, or of any subsidiary or division, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.

     "D&O Insurance" means any directors' and officers' liability insurance issued to the Company the proceeds of which are available for, and are tendered to, the Indemnitee.

     "Determination" means a determination, based on the facts known at the time, made by:

          (i) A majority vote of a quorum of disinterested directors; or

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          (ii)  Independent legal counsel in a written opinion prepared at the request of a majority of a quorum of disinterested directors; or

          (iii) A majority of the disinterested stockholders of the Company; or

          (iv) A final order by a court of competent jurisdiction from which there is no further right of appeal.

     "Determined" shall have a correlative meaning.

     "Excluded Claim" means any payment for Losses or Expenses in connection with any Claim the payment of which is Ultimately Determined to be prohibited by the Delaware General Corporation Law, public policy, or other applicable law (including binding regulations and orders of, and undertakings or other commitments with, any governmental entity or agency) as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment).

     "Expenses" means any reasonable expenses incurred by Indemnitee as a result of a Claim or Claims made against him for Covered Acts including, without limitation, counsel fees and costs of investigative, judicial, or administrative proceedings and any appeals.

     "Fines" shall include any fine, penalty or, with respect to an employee benefit plan, any excise tax or penalty assessed with respect thereto.

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     "Loss" means any amount which Indemnitee is legally obligated to pay as a result of any Claim or Claims made against him or her for Covered Acts including, without limitation, Fines, damages, judgments, and sums paid in settlement of any Claim or Claims.

     "Trust Agreement" shall mean the Trust established between the Company and First Interstate Bank of Washington, N.A. ("Trustee") attached as Exhibit A.

     "Ultimate Determination" means the method of Determination set forth in clause (i), (ii), or (iii) of the above definition of Determination as selected by the Company, except that a final order from which there is no further right of appeal in any action in which Indemnitee seeks indemnification shall constitute the Ultimate Determination of the Indemnitee's right to indemnification from the Company "Ultimately Determined" shall have a correlative meaning.

     2. Indemnification. The Company agrees to indemnify and defend Indemnitee and hold him or her harmless from and against any and all Losses and Expenses subject, in each case, to the further provisions of this Agreement.

     3. Excluded Coverage. The Company shall have no obligation to indemnify Indemnitee for and hold him or her harmless from any Loss or Expense which has been Ultimately Determined to constitute an Excluded Claim or to the extent that Indemnitee has received the proceeds of D&O Insurance or to the extent that Indemnitee has otherwise been indemnified.

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 4.  Indemnification Procedures.

     4.1 Notice. Promptly after receipt by Indemnitee of notice of the commencement of or the threat of commencement of any Claim, Indemnitee shall, if Indemnitee intends to seek indemnification with respect thereto from the Company under this Agreement, promptly notify the Company and the Beneficiaries, Representative of the commencement thereof and shall keep the Company generally informed of, and consult with the Company with respect to, the status of any such Claim.

     4.2 D&O Insurance Applicable. If, at the time of the receipt of such notice, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies in favor of Indemnitee. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all Losses and Expenses payable as a result of such Claim in accordance with the terms of such policies.

     4.3 Advances of Expenses. The Company agrees to pay the Expenses of any such Claim in advance of the final disposition thereof to the extent payment for such Expenses is not promptly received from D&O Insurance or any other source of indemnity. The Company, if appropriate, shall be entitled to assume the defense of any Claim, with counsel satisfactory to Indemnitee, upon the delivery to Indemnitee of written notice of its election to assume the defense. After delivery of such notice and so long

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as the Company continues such defense, the Company will not be liable to
Indemnitee under this Aqreement for any legal or other Expenses subsequently incurred by the Indemnitee in connection with such defense other than Expenses of investigation and any out-of-pocket personal expenses incurred in preparing for and participating in the Claim. Indemnitee shall have the right to employ his or her counsel in any such Claim but the fees and expenses of such counsel incurred after delivery of notice from the Company of its assumption of such defense shall be at the Indemnitee's expense provided that if (i) the employment of counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (iii) the Company shall not, in fact, have employed counsel which has assumed and continues the defense of such action, the fees and expenses of counsel shall be at the expense of the Company.

     4.4 Payment of Expenses. All payments on account of the Company's indemnification obligations under this Agreement shall be made within sixty
(60) days of Indemnitee's written request therefor unless an Ultimate Determination is made that the claims giving rise to Indemnitee's request are Excluded Claims or otherwise not payable under this Agreement, provided that all payments on account of the Company's obligations under Section 4.3 of this Agreement prior to the final disposition of any Claim shall be made within 20 days of Indemnitee's written

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request therefor and such obligation shall not be subject to any such Ultimate
Determination but shall be subject to this Agreement.

     4.5 Indemnitee's Obligation to Reimburse. Indemnitee agrees that he will reimburse the Company for all Losses and Expenses paid by the Company, or any Trustee of a Trust created by the Company, in connection with any Claim against Indemnitee in the event and only to the extent that an Ultimate Determination shall have been made that the Indemnitee is not entitled to be indemnified by the Company for such Expenses because the claim is an Excluded Claim or because Indemnitee is otherwise not entitled to payment under this Agreement.

     5. Settlement. The Company shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Claim effected without the Company's prior written consent except to the extent it is Ultimately Determined that such settlement is reasonable and in good faith. The Company shall not settle any Claim in any manner which would impose any Fine or any obligation on Indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee shall unreasonably withhold their consent to any proposed settlement.

     6. Partial Indemnification. If Indemnitee is entitled under any provisions of this Agreement to indemnification by the Company for some or a portion of Expenses and Losses but not, however, for the total amount thereof, the Company shall

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nevertheless indemnify Indemnitee for the portion of such Expenses and Losses to which Indemnitee is entitled.

     7.   Enforcement.

          7.1 Burden of Proof. Indemnitee's right to indemnification shall be enforceable by Indemnitee in any court of competent jurisdiction and shall be enforceable notwithstanding any adverse Determination (pursuant to clauses (i), (ii) or (iii) but not (iv) of the definition of Determination in Section 1). In any action in which Indemnitee seeks indemnification, the Company shall have the burden of proving that indemnification is not required under this Agreement. The termination of any Claim by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          7.2 Enforcement Expenses. In the event that any action is instituted in which Indemnitee or the Beneficiaries' Representative seeks indemnification of Indemnitee under this Agreement, or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all costs and expenses, including reasonable attorneys' fees and costs, incurred by Indemnitee with respect to such action, unless the

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court determines that such action was not brought in good faith or was frivolous.

          8. Severability. In the event that any provision of this Agreement is determined by a court to require the Company to do or to fail to do an act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their terms.

          9. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

          10. Successors and Assigns. This Agreement shall be (i) binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law) and of the Beneficiaries' Representative and (ii) shall be binding on and inure to the benefit of the spouses, heirs, personal representatives, and estate of Indemnitee. The Company shall not effect any sale of substantially all of its assets, merger consolidation, or other reorganization unless the surviving entity agrees in writing to assume all the obligations of the company under this Agreement and to indemnify Indemnitee and advance Expenses in accordance with this Agreement.

          11. Amendment. No amendment, modification, termination, or cancellation of this Agreement shall be effective unless made in

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a writing signed by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement (whether or not similar) nor shall such waiver constitute a continuing waiver.

     12. Deposit in Trust. The Company has created a Trust (the "Trust") for the benefit of the Indemnitee and others (Collectively, including Indemnitee, the "Beneficiaries") in the form of Exhibit A (the 'Trust Agreement"). Indemnitee is specifically acknowledqed as a third party beneficiary of the Trust Agreement, and therefore, in addition to Indemnitee's rights under this Agreement and any applicable insurance policy, Indemnitee shall also have the right to receive indemnification from the Trust in accordance with the terms of this Agreement and of the Trust Agreement. The Company agrees to fund and maintain the Trust Fund in accordance with the procedures set forth in Article II of the Trust Agreement and to discharge all its other ,obligations pursuant to the Trust Agreement.

     13. Procedure for Making Demand. Indemnitee shall first make demand upon the Company in accordance with the Indemnification Procedures of Section 4 to honor its indemnity obligation under this Agreement. If the Company shall fail to indemnify on a timely basis, the Beneficiary shall deliver a certificate to the Beneficiaries' Representative settinq forth the information required pursuant to Section 2.7 of the Trust Agreement. Indemnitee shall not be required to institute a

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lawsuit or take other actions against the Company or any insurer to recover the unpaid amount prior to the Beneficiaries' Representative making a demand and receiving payment from the Trustee on his or her behalf.

     14. Duties and Responsibilities of Beneficiaries' Representative. The Beneficiaries' Representative (and any successor Beneficiaries' Representative) shall have the following affirmative duties and responsibilities:

          14.1 to demand deposits from the Company so as to maintain the Minimum Balance and make any Additional Contribution as required by Sections 2.3 and 2.4 of the Trust Agreement;

          14.2 to demand payments by the Trustee to Indemnitee upon demand by Indemnitee where, in the good faith judgment of the Beneficiaries' Representative, the Indemnitee has satisfied the conditions for indemnification as set forth in this Agreement and the Trust Agreement.

          14.3 to generally cause the Company and Trustee to discharge their respective responsibilities under this Agreement and the Trust Agreement, including the bringing of legal actions and proceedings to enforce such Agreement.

     15. Other Indemnity. The provisions in this Agreement are intended to be nonexclusive of indemnity granted pursuant to the Company's Certificate of Incorporation, Bylaws, other agreements, vote of stockholders or disinterested directors, or otherwise. All applicable indemnity shall be interpreted and applied so as

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to provide Indemnitee with the broadest but nonduplicative indemnity to which he or she is entitled.

     16. Notices, Consents, and Other Communications. All notices, consents, or other communications required or contemplated by this Agreement shall be in writing and shall be deemed to have been given when delivered either by (a) personal delivery, (b) overnight courier, or (c) postage prepaid return receipt requested certified mail to the last address given to the Trustee by each respective Beneficiary. Notice by personal delivery shall be effective upon the date service is made and notice by certified mail or overnight courier shall be effectiive on the date it is recorded as delivered by the U.S. Postal Service or the overnight courier, respectively.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Attest:                              MICROSOFT CORPORATION


BY __________________________        By _____________________________
   Secretary                            Chairman

                                     ________________________________
                                     Indemnitee

                                     Indemnitee's Address:

                                     ________________________________
                                     ________________________________


                                     ________________________________
                                     WILLIAM G. REED, JR.,
                                     Beneficiaries' Representatives

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